                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT



                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):       September 27, 1996
                                                       ------------------


                             ERC Industries, Inc.
                             --------------------
            (Exact name of registrant as specified in its charter)

                                   Delaware
                                   --------
                (State or other jurisdiction of incorporation)

       0-14439                                          76-0382879
       -------                                          ----------
(Commission File Number)                      (IRS Employer Identification No.)


15835 Park Ten Place, Suite 115, Houston, Texas                77084
--------------------------------------------------------------------------------
(Address of principal executive offices)                     (Zip Code)


      Registrant's telephone number, including area code  (713) 398-8901
                                                         ----------------


                                Not Applicable
                                --------------
         (Former name or former address, if changed since last report)

ITEM 2.  Acquisition or Disposition of Assets.
         -------------------------------------

     On September 27, 1996, ERC Industries, Inc., a Delaware corporation (the "Purchaser"), acquired 100% of the issued and outstanding capital shares of Seaboard Lloyd Limited (the "Company"), a private company incorporated in Scotland under the Companies Acts of the United Kingdom. The Purchaser acquired the shares of the Company from VSEL Limited, a company incorporated in England under the Companies Acts of the United Kingdom (the "Seller") in a privately negotiated transaction. The acquisition was concluded pursuant to the terms of a Share Sale and Purchase Agreement dated September 27, 1996 (the "Purchase Agreement"), by and between the Purchaser and Seller.

     The business of the Company and its subsidiaries has been the manufacture, supply, repair, maintenance and refurbishment of wellheads, xmas trees, gate valves, choke valves, clamped pipe connectors, actuators, electric feed through systems for downhole pumps and subsea ball and check valves, all as used in the oil and gas industry (the "Business"). The Company's Business is operated in facilities located in Cumbernauld, Scotland. The Purchaser plans to continue to operate the Business of the Company in substantially the same manner as it was operated prior to the acquisition.

     The Purchaser paid the Seller a purchase price of $1,580,000 cash for the capital shares of the Company. The source of the funds for the purchase was approximately $1,080,000 in cash on hand and $500,000 borrowed under its existing line of credit with a major bank. The line of credit is in place until June 1997, and borrowings under the line of credit bear interest at the bank's prime rate minus one-half percent. Current borrowings under the line of credit are $700,000.00. The line of credit is collateralized by trade accounts receivable and inventory, and the terms of the line of credit restrict the Purchaser from paying cash dividends.

     The Seller also agreed, for a period of twenty-four months from the closing date, and subject certain exceptions, not to compete with the Company in the Business. The Purchaser intends to account for the transaction as a purchase.

ITEM 7.  Financial Statements and Exhibits.
         ----------------------------------

     (a) Financial Statements of Businesses Acquired:

     AT THIS TIME IT IS IMPRACTICABLE TO PROVIDE THE REQUIRED CONSOLIDATED FINANCIAL STATEMENTS FOR THE COMPANY; THEREFORE, THE REQUIRED FINANCIAL STATEMENTS WILL BE FILED WITH THE COMMISSION NO LATER THAN DECEMBER 12, 1996.

                               Page 2 of 4 Pages
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     (b) Pro forma Financial Information:

     AT THIS TIME IT IS IMPRACTICABLE TO PROVIDE THE REQUIRED PROFORMA FINANCIAL INFORMATION REQUIRED PURSUANT TO ARTICLE 11 OF REGULATION S-X; THEREFORE, ALL REQUIRED PROFORMA FINANCIAL INFORMATION WILL BE FILED WITH THE COMMISSION NO LATER THAN DECEMBER 12, 1996.

     (c)  Exhibits:

          10.1   Purchase Agreement






                               Page 3 of 4 Pages

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 ERC Industries, Inc.



                                 By:____________________________________________
                                     Wendell R. Brooks
                                     President and Chief Executive Officer



Date: November 11, 1996





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